                EXHIBIT 21.1

SUBSIDIARIES OF VISTEON CORPORATION AS OF DECEMBER 31, 2013 *

Organization	Jurisdiction
GCM/Visteon Automotive Systems, LLC	Mississippi, U.S.A.
GCM/Visteon Automotive Leasing Systems, LLC	Mississippi, U.S.A.
Infinitive Speech Systems Corp.	Delaware, U.S.A.
Infinitive Speech Systems UK Limited	United Kingdom
SunGlas, LLC	Delaware, U.S.A.
Fairlane Holdings, Inc.	Delaware, U.S.A.
Tyler Road Investments, LLC	Michigan, U.S.A.
VC Aviation Services, LLC	Michigan, U.S.A.
Visteon Climate Control Systems Limited	Delaware, U.S.A.
ARS, Inc.	Delaware, U.S.A.
Visteon Domestic Holdings, LLC	Delaware, U.S.A.
VC Regional Assembly & Manufacturing, LLC	Delaware, U.S.A.
MIG-Visteon Automotive Systems, LLC	Tennessee,U.S.A.
Visteon Remanufacturing, Incorporated	Tennessee,U.S.A.
Visteon Technologies, LLC	Delaware, U.S.A.
Visteon Electronics Corporation	Delaware, U.S.A.
VC Receivables Financing Corp.	Ireland
Visteon Global Technologies, Inc.	Michigan, U.S.A.
Visteon Climate Technologies, LLC	Delaware, U.S.A.
Visteon Holdings GmbH	Germany
Visteon Deutschland GmbH	Germany
Visteon Handels and Service GmbH	Germany
Visteon Global Treasury, Inc.	Delaware, U.S.A.
Visteon International Business Development, Inc.	Delaware, U.S.A.
Visteon International Holdings, Inc.	Delaware, U.S.A.
Visteon Asia Holdings, Inc.	Delaware, U.S.A.
Visteon Automotive Holdings, LLC	Delaware, U.S.A.
Grupo Visteon, S.de R.L. de C.V.	Mexico
Aeropuerto Sistemas Automotrices S.de R.L de C.V.	Mexico
Altec Electronica Chihuahua, S.A. de C.V.	Mexico
Carplastic S.A. de C.V.	Mexico
Visteon de Mexico S. de R.L.	Mexico
Visteon Holdings, LLC	Delaware, U.S.A.
Visteon Canada Inc.	Canada
Visteon Caribbean, Inc.	Puerto Rico
Visteon European Holdings, Inc.	Delaware, U.S.A.
Visteon Climate Holdings 2, LLC	Delaware, U.S.A.
Visteon EU Holdings, LLC	Delaware, U.S.A.
Visteon Financial, LLC	Delaware, U.S.A.
Visteon Holdings France SAS	France
Visteon Morocco SAS	Morocco
Visteon Software Technologies SAS	France

Visteon Systemes Interieurs SAS	France
Reydel International NV	Netherlands
Reydel Limited	United Kingdom
Reydel Nederland NV	Netherlands
Visteon Innovation & Technology GmbH	Germany
Visteon Netherland Holdings Cooperatief II U.A.	Netherlands
Visteon Holdings Hungary Kft	Hungary
VEHC, LLC	Delaware, U.S.A.
Visteon Holdings Espana SL	Spain
Cadiz Electronica, S.A.	Spain
Visteon Sistemas Interiores Espana, S.L.	Spain
Visteon Netherlands Holdings B.V.	Netherlands
Visteon Netherlands Finance B.V.	Netherlands
Visteon Portuguesa, Ltd.	Bermuda
VIHI, LLC	Delaware, U.S.A.
Automotive Products Ltd.	United Kingdom
Brasil Holdings Ltda.	Brazil
Visteon Sistemas Automotivos Ltda.	Brazil
Visteon Brasil Trading Company Ltd.	Bermuda
Halla Visteon Climate Control Corporation	Korea
Climate Global LLC	Korea
Visteon Automotive Systems India Private Limited	India
Visteon Climate Control (Beijing) Co., Ltd.	China
Climate Systems Mexicana, S.A. de C.V.	Mexico
Coclisa S.A. de C.V.	Mexico
Halla Visteon Automotive Climate Systems Manufacturing Industry and Commercial Co.	Turkey
Halla Visteon Charleville SAS	France
Halla Visteon Climate Control (Chongqing) Co., Ltd.	China
Halla Visteon Climate Control (Dalian) Co., Ltd.	China
Halla Visteon Climate Control (Jinan) Co., Ltd.	China
Halla Visteon Climate Control (Nanchang) Co., Ltd.	China
Halla Visteon Climate Control (Portugal) Unipessoal, LDA	Portugal
Halla Visteon Climate Control (Shanghai) Technology Co., Ltd.	China
Halla Visteon Climate Control (Yancheng) Co., Ltd.	China
Halla Visteon Climate Control (Thailand) Company Limited	Thailand
Halla Visteon Climate Control Canada Inc.	Canada
Halla Visteon Climate Systems India Limited	India
Halla Visteon Slovakia s.r.o.	Slovakia
Halla Visteon Climate Control Alabama Corp.	Delaware, U.S.A.
Halla Visteon Autopal, s.r.o.	Czech Republic
Halla Visteon Autopal Services, s.r.o.	Czech Republic
Halla Visteon Climate Control USA, LLC	Delaware, U.S.A.
Halla Visteon Japan Climate Ltd.	Japan
Halla Deutschland GmbH	Germany
Halla Visteon Hungary Kft	Hungary
Halla Visteon Netherlands Cooperatief U.A.	Netherlands
Halla Visteon Rus	Russia

Halla Visteon UK Limited	United Kingdom
HVCC do Brasil Participacoes Ltda.	Brazil
Visteon Climate Portugal SA	Portugal
Visteon Interiors Systems (India) Private Ltd.	India
OOO Visteon Rus	Russia
P.T. Astra Visteon Indonesia	Indonesia
P.T. Visteon Indonesia	Indonesia
Visteon Adminisztracios Hungary Kft	Hungary
Visteon Adria d.o.o.	Croatia
Visteon Amazonas Ltda.	Brazil
Visteon Automotive (India) Private Ltd.	India
Visteon Automotive Electronics (Thailand) Limited	Thailand
Visteon Avtopribor Electronics	Russia
Visteon Climate Holdings 1, LLC	Delaware, U.S.A.
Visteon Climate Holdings (Hong Kong), Ltd.	Hong Kong
Visteon Electronics Holdings (Hong Kong), Ltd.	Hong Kong
Visteon Electronics Korea Ltd.	Korea
Visteon Engineering Services Limited	United Kingdom
Visteon Engineering Services Pension Trustees Limited	United Kingdom
Visteon Korea Holdings Corporation	Korea
Visteon Interior Holdings (Hong Kong), Ltd.	Hong Kong
Visteon Interiors Korea Limited	Korea
Visteon Interiors Slovakia s.r.o.	Slovakia
Visteon International Holding (BVI) Limited	British Vir. Islands
Visteon International Holdings (Hong Kong), Ltd.	Hong Kong
Visteon Asia Pacific, Inc.	China
Visteon International Trading (Shanghai) Co., Ltd.	China
Visteon Japan, Ltd.	Japan
Visteon Philippines, Inc.	Philippines
Visteon Netherland Holdings Cooperatief I U.A.	Netherlands
Visteon South Africa (Pty) Limited	South Africa
Visteon Technical & Services Centre Private Limited	India
Visteon (Thailand) Limited	Thailand
Yanfeng Visteon Automotive Electronics Co., Ltd.	China
Visteon Poland S.A.	Poland
Visteon S.A.	Argentina
Visteon LA Holdings Corp.	Delaware, U.S.A.
Visteon Systems, LLC	Delaware, U.S.A.
Visteon AC Holdings Corp.	Delaware, U.S.A.

* Subsidiaries not shown by name in the above list, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.